Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-170621 and 333-170622 on Form S-3 and 333-105728 and 333-105729 on Form S-8 of First PacTrust Bancorp, Inc. of our report dated March 30, 2012 with respect to the consolidated financial statements of First PacTrust Bancorp, Inc., and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of First PacTrust Bancorp, Inc. for the year ended December 31, 2011.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Costa Mesa, California

March 30, 2012

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